EXHIBIT 5



                               Unocal Corporation
                              2141 Rosecrans Avenue
                                   Suite 4000
                          El Segundo, California 90245
                            Telephone (310) 726-7651

                                    [UNOCAL LOGO]


                                December 27, 1995
Dennis P.R. Codon
Vice President, General Counsel
and Corporate Secretary



Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, California 90245

RE:      Unocal Savings Plan
         Registration Statement on Form S-8
         ----------------------------------


Ladies and Gentlemen:

         As Vice President and General Counsel of Unocal Corporation, a Delaware corporation ("Unocal"), I, and attorneys working under my direction, have acted on behalf of Unocal and as counsel to Unocal in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), which Unocal proposes to file with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares (the "Shares") of the Common Stock, par value $1.00 per share, of Unocal (the "Common Stock"), together with associated Preferred Stock Purchase Rights (the "Rights"), to be purchased from time to time by the Trustee of the Unocal Savings Plan (the "Plan") for allocation to the accounts of participants in the Plan.

         This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Commission.

         For the purposes of this opinion, I, or such attorneys working under my direction, have examined or considered such matters of law and fact and such corporate records, certificates and other documents as I, or they, have deemed necessary, including, but not limited to: the Registration Statement; the Certificate of Incorporation and Bylaws of Unocal, as amended to date; certain resolutions adopted by the Board of Directors of Unocal and certain Committees thereof; the Plan, as amended to date; the Rights Agreement, dated as of January 29, 1990, between Unocal and Chemical Trust Company of California, as Rights Agent (the "Rights Agreement"); and certificates and other information obtained from public officials and officers and employees of Unocal and its subsidiaries. In the course of such examination, I, and such attorneys working under my direction, have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as certified, photostatic or conformed copies. I have relied, as to certain legal matters, on the advice of such attorneys working under my direction who are more familiar with such matters.

Unocal Corporation
December 27, 1995
Page 2

         I am licensed to practice law in the State of California and, although I am not licensed to practice law in the State of Delaware, I am familiar with the Delaware General Corporation Law. Therefore, the following opinions are limited to the laws of the State of California, the Delaware General Corporation Law and the Federal laws of the United States, all as currently in effect, to the exclusion of all other jurisdictions.

         Based on and subject to the foregoing, I am of the opinion that:

                  1. The Shares have been duly authorized for issuance by the Board of Directors of Unocal and, when certificates evidencing the Shares have been duly countersigned by the transfer agent and registrar for the Common Stock and issued to and paid for by the Trustee in accordance with the Plan, will be validly issued, fully paid and nonassessable.

                  2. The Rights have been duly authorized for issuance by the Board of Directors of Unocal and, when so issued in accordance with the Rights Agreement and when certificates evidencing the Shares to which the Rights are attached have been duly countersigned by the transfer agent and registrar for the Common Stock and issued to and paid for by the Trustee in accordance with the Plan, will be validly issued.

                  3. The provisions of the Plan, as amended, comply with the requirements of the Employee Retirement Income Security Act pertaining thereto.

     I hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" therein. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,



                              /s/ Dennis P.R. Codon